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EXHIBIT 11.1


          STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE

THREE MONTHS ENDED JUNE 30, 1998
--------------------------------

  Net Loss               Weighted Average Shares Outstanding    Loss per Share
  --------               -----------------------------------    --------------

  $664,029   (divided by)             11,310,453         =          $0.06


SIX MONTHS ENDED JUNE 30, 1998
------------------------------

  Net Loss               Weighted Average Shares Outstanding    Loss per Share
  --------               -----------------------------------    --------------

  $6,655,235 (divided by)             11,316,265         =          $0.59